                              SERVICE AGREEMENT

      Agreement, dated January 20, 2004 among OppenheimerFunds, Inc. (the
"Adviser"), Oppenheimer Principal Protected Trust II (the "Trust") on behalf of its series, Oppenheimer Principal Protected Main Street Fund II (the
"Fund"), J.P. Morgan Chase Bank (the "Custodian") and Merrill Lynch Bank USA
(the "Warranty Provider").

      WHEREAS, pursuant to a Custodian Agreement between the Custodian and the Adviser on behalf of the Fund, dated as of August 16, 2002 (the
"Custodian Agreement"), the Custodian serves as custodian to the Fund;

      WHEREAS, the Adviser acts as investment adviser to the Fund;

      WHEREAS, the Trust on behalf of the Fund, the Warranty Provider and the
Adviser are parties to a Financial Warranty Agreement, dated January 20, 2004
(the "Financial Warranty Agreement"); and

      WHEREAS, the Adviser, the Fund, the Warranty Provider and the Custodian
wish to clarify certain arrangements in connection with the Financial
Warranty Agreement.

      NOW THEREFORE, in consideration of the foregoing and the mutual agreements contained herein, and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the Adviser, the
Fund, the Warranty Provider and the Custodian hereby agree as follows:

1.    All capitalized terms used herein but not otherwise defined herein shall have the meanings ascribed to such terms in the Financial Warranty
Agreement unless otherwise specified.  The meanings of the defined terms incorporated herein from the Financial Warranty Agreement are incorporated for definitional purposes only and shall not be read to impose any additional obligations on the Custodian, except as expressly provided in this Agreement.

2.    During the Term (as defined below), the Custodian shall permit the
Warranty Provider and Merrill Lynch International (the "Calculation Agent"),
pursuant to the terms of a separate licensing agreement among the Custodian, the Warranty Provider and the Calculation Agent, to have continuous access to the J.P. Morgan VIEWS System or any equivalent successor system acceptable to the Warranty Provider in its reasonable discretion (the "JPMVIEWS System")
for the purpose of monitoring the investment positions and assets maintained by the Fund.

3.    During the Term, the Custodian shall provide to the Warranty Provider and the Calculation Agent not later than 9:00 p.m. (Eastern time) on each
Exchange Business Day electronically in a format acceptable to the Warranty
Provider in its reasonable discretion (i) a copy of the records it maintains with respect to the assets of the Fund as of the close of business on such
Exchange Business Day and (ii) a list of all of the Fund's trades during such
Exchange Business Day.

4.    The Custodian agrees that if the Warranty Provider or the Calculation
Agent delivers irrevocable instructions in the form attached hereto as Annex
A which have been executed by the Adviser (the "Irrevocable Instructions"), the Custodian shall (i) comply with such Irrevocable Instructions prior to
4:00 p.m. (Eastern time) on the Exchange Business Day following delivery thereof by the Warranty Provider, and (ii) not invest, dispose of or reinvest any of the Fund's assets except in accordance with such Irrevocable
Instructions.  Each of the Adviser and the Fund agrees that the delivery of such Irrevocable Instructions shall constitute an "Instruction" from an
"Authorized Person" (as defined in Section 1.2 of the Custodian Agreement).
Upon receipt of the Irrevocable Instructions, the Custodian shall disregard any outstanding or future Instructions which, in the reasonable belief of the
Custodian, conflict in any way (in whole or in part) with the Irrevocable
Instructions (including Redemption Instructions (as defined in the
Irrevocable Instructions) and Permitted Instructions (as defined below) (each a "Conflicting Instruction").  Redemption Instructions and Permitted
Instructions shall constitute proper Instructions under, and be considered part of, the Irrevocable Instructions, provided that such Redemption
Instructions and Permitted Instructions are made in accordance with the
Irrevocable Instructions that the Custodian may receive from the Adviser (or any subadviser to the Fund), or any other Authorized Person with respect to the investment of the Fund's portfolio until the Warranty Provider, together with the Adviser or other Authorized Person, jointly notify the Custodian in writing that it may subsequently accept any future Instructions from the
Adviser or other Authorized Person (the "Joint Notice") pursuant to the
Custodian Agreement.  Notwithstanding the foregoing, the Custodian shall comply with any Board Approved Conflicting Instructions (as defined below)
that it may receive from the Adviser (or any subadviser to the Fund) or any other Authorized Person if such Board Approved Conflicting Instructions are accompanied by a certificate of the Adviser (or any subadviser to the Fund)
or such Authorized Person certifying that such Conflicting Instructions have been approved by all necessary actions of the Board of Trustees of the
Trust.  The Custodian shall have no liability for any losses that may occur as a result of its disregarding any Instructions (other than Board Approved
Conflicting Instructions) or other directions that are inconsistent with the
Irrevocable Instructions and are received from the Adviser (or any subadviser of the Fund) or any other Authorized Person after the Irrevocable
Instructions have been delivered to the Custodian by the Warranty Provider and prior to the time that the Joint Notice, if any, has been delivered to the Custodian.  Upon receipt of the Irrevocable Instructions, the Custodian shall immediately notify the Adviser of the receipt of such Irrevocable
Instructions.  Upon receipt of any Conflicting Instructions, the Custodian shall promptly notify the Warranty Provider and the Calculation Agent of the
receipt of such Conflicting Instructions and promptly provide the Warranty
Provider and the Calculation Agent with a copy of such Conflicting
Instructions.

5.    The Adviser agrees to notify the Warranty Provider and the Calculation
Agent immediately after any Conflicting Instructions have been approved by all necessary actions of the Board of Trustees of the Trust (such Conflicting
Instructions, "Board Approved Conflicting Instructions") and shall immediately provide the Warranty Provider and the Calculation Agent with a copy of such Board Approved Conflicting Instructions.  The Adviser further agrees to simultaneously provide the Warranty Provider with a copy of any
Board Approved Conflicting Instructions at the same time that the Adviser sends such Board Approved Conflicting Instructions to the Custodian.

6.    This Agreement shall be effective from the date hereof until the earlier of the termination of the Custodian Agreement (unless the Custodian and the Fund (or the Adviser on behalf of the Fund)) enter into a successor custodian agreement immediately after such termination) and the Termination
Date (the "Term").

7.    Except as specifically provided herein and in the Irrevocable
Instructions, (i) the Custodian shall have no express or implied duties of any kind with respect to the subject matter herein and (ii) the Custodian shall have no duty whatsoever to monitor the investment positions maintained by the Fund.  In the event of any conflict between the terms of the Custodian
Agreement and this Agreement with respect to the matters covered hereby, the terms of this Agreement shall control; provided, that as between the Adviser and the Custodian, nothing contained herein shall alter or amend the rights of the Custodian under the Custodian Agreement and the Custodian Agreement shall control with respect to all matters not expressly provided for herein.

8.    Nothing in this Agreement shall limit the rights of the Adviser or any other Authorized Person to provide Instructions to the Custodian with respect to the Fund under the Custodian Agreement and prior to the delivery by the
Warranty Provider of the Irrevocable Instructions.

9.    The parties hereby agree that the indemnification obligations set forth below shall survive the termination of this Agreement:

(a)   The Custodian will use reasonable care in performing its obligations under this Agreement.  The Custodian will not be in violation of this Agreement with respect to any manner as to which it has satisfied its obligation of reasonable care.  The Custodian will be liable for direct damages, including, without limitation, reasonable attorneys' fees and expenses, to the extent they result from the
         Custodian's negligence or willful misconduct in performing its duties as set out in this Agreement.  Under no circumstances will the Custodian be liable to any of the other parties hereto for any indirect, incidental, consequential or special damages (including, without limitation, lost profits) of any form incurred by any person or entity, whether or not foreseeable and regardless of the type of action in which such a claim may be brought, with respect to the
         Custodian's performance of its obligations hereunder.

(b)   The Warranty Provider will be liable to the Custodian for direct damages suffered or incurred by the Custodian, including, without limitation, reasonable attorneys' fees and expenses, to the extent they result from the Warranty Provider's negligence or willful misconduct in performing its duties as set out in this Agreement.
         Under no circumstances will the Warranty Provider be liable to the
         Custodian for any indirect, incidental, consequential or special damages (including, without limitation, lost profits) of any form incurred by any person or entity, whether or not foreseeable and regardless of the type of action in which such a claim may be brought, with respect to the Warranty Provider's performance of its obligations hereunder.

(c)   The remedies provided for in this Section 9 shall not be exclusive of any other rights or remedies available to one party against the other, either at law or in equity.

10.   Simultaneously with the delivery of the Irrevocable Instructions, the
Warranty Provider (or the Calculation Agent on the Warranty Provider's
behalf) shall notify the Custodian of (i) the existence of a Floor Shortfall
(as determined by the Calculation Agent), if any, and (ii) of the amount of the Aggregate Protected Amount (as determined by the Calculation Agent).

11.   The Adviser hereby confirms and agrees with the Custodian that, as a condition of any obligation of the Custodian hereunder, the Adviser shall (a)
immediately upon notice to the Adviser from the Warranty Provider, the
Calculation Agent or the Custodian that the Warranty Provider has exercised its right to deliver the Irrevocable Instructions, deliver to the Custodian
(A) a schedule setting forth (i) the dates of expected payments of expected
Fund Fees and Expenses, exclusive of any Extraordinary Expenses, for the remainder of the Protected Period and (ii) the amount of any redemption requests reasonably anticipated to be received by the Fund within the next five Exchange Business Days and (B) a notice instructing the Custodian as to which broker or dealer the Custodian shall utilize to execute any transaction to purchase or sell securities in accordance with the terms of the
Irrevocable Instructions; (b) thereafter deliver to the Custodian on a periodic basis as necessary a notice specifying the amount of redemption requests reasonably anticipated to be received by the Fund within a rolling five Exchange Business Day period and any appropriate changes to the schedule setting forth the dates of expected payments of expected Fund Fees and
Expenses, exclusive of any Extraordinary Expenses; and (c) at all times do, make, honor, execute and deliver (and shall likewise use reasonable efforts to cause the Trust, on behalf of the Fund, to do, make, honor, execute and deliver) all such additional and further acts, information, instruments, documents and Instructions (the terms referenced in (a), (b) and (c) shall collectively be referred to as, "Permitted Instructions") as the Custodian may at any time reasonably request (each in form and substance satisfactory to the Custodian) in connection with the Irrevocable Instructions.  The
Adviser hereby covenants and agrees that, other than in the case of
Conflicting Instructions approved by all necessary actions of the Board of
Trustees of the Trust, all Permitted Instructions delivered by it to the
Custodian shall be consistent with the intent of the Irrevocable Instructions and be in accordance the terms of this Agreement.

12.   All notices, communications, requests and demands to or upon the respective parties hereto to be effective shall be in writing (and if sent by mail, sent via certified or registered mail, return receipt requested) or be by confirmed facsimile transmission or, other than in the case of the delivery of the Irrevocable Instructions, email with confirmed delivery status notification.  All notices shall be deemed to have been duly given or made when delivered by hand, or three Business Days (seven Business Days in the case of notices sent to the Calculation Agent) after being deposited in the mail, postage prepaid, or, in the case of facsimile transmission or email transmission, when sent, addressed as follows or at such other address as such party may designate in writing:

            If to the Adviser:

                  OppenheimerFunds, Inc.
                  498 Seventh Avenue, 10th Floor
                  New York, NY  10018
                  Attention:  General Counsel
                  Telephone No:  212-323-0200
                  Facsimile No:  212-323-4071
                  Email: bzack@oppenheimerfunds.com

                  with a copy to: President (at the above address)

            If to the Fund:

                  Oppenheimer Principal Protected Main Street Fund II
                  of Oppenheimer Principal Protected Trust II
                  c/o OppenheimerFunds, Inc.
                  498 Seventh Avenue, 10th Floor
                  New York, NY  10018
                  Attention:  Secretary
                  Telephone No:  212-323-0200
                  Facsimile No:  212-323-4071
                  Email: bzack@oppenheimerfunds.com

                  with a copy to: President  (at the above address)

            If to the Warranty Provider:

                  Merrill Lynch Bank USA
                  4 World Financial Center
                  9th Floor
                  250 Vesey Street
                  New York, New York 10080
                  Attention:  Stephen Cohen, First Vice President
                  Telephone:  212-449-1438
                  Facsimile: 212-738-1110
                  Email: s_cohen@ml.com

                  with a copy to:

                  Merrill Lynch Bank USA
                  800 Scudders Mill Road
                  Plainsboro, NJ  08536
                  Attention: Office of General Counsel
                  Telephone:  (609) 282-1830
                  Facsimile: (609) 282 0720
                  Email: Tim _Byrne@ml.com

                  with a copy to:

                  Shearman & Sterling LLP
                  599 Lexington Avenue
                  New York, NY 10022
                  Attention:  Maria Gattuso, Esq.
                  Telephone:  (212) 848-7164
                  Facsimile:  (646) 848-7164
                  Email: mgattuso@shearman.com

            If to the Calculation Agent:

                  Merrill Lynch International
                  4 World Financial Center
                  5th Floor
                  250 Vesey Street
                  New York, New York 10080
                  Attention: John Lambert
                  Telephone: 212-449-9597
                  Facsimile: 212-738-2309
                  Email: Jlambert@exchange.ml.com

                  with a copy to:

                  Merrill Lynch International
                  4 World Financial Center
                  5th Floor
                  250 Vesey Street
                  New York, New York 10080
                  Attention: Armando Rico
                  Telephone: 212-449-7682
                  Facsimile: 212-449-7909
                  Email: arico@exchange.ml.com

                  with a copy to:

                  Merrill Lynch International
                  4 World Financial Center
                  5th Floor
                  250 Vesey Street
                  New York, New York 10080
                  Attention: Stephen Houston
                  Telephone: 212-449-6577
                  Facsimile: 212-449-2697
                  Email: shouston@exchange.ml.com

            If to the Custodian:

                  J.P. Morgan Chase Bank
                  4 Chase MetroTech Center
                  18th Floor
                  Brooklyn, NY 11245
                  Division: Investor Services
                  Attention: Stephen Crowley
                  Telephone:  (718)242-9170
                  Facsimile:  (718)242-3618
                  Email:  stephen.crowley@jpmorgan.com

or such other address and/or addresses (and with copies to such persons) as shall be specified in writing by any such party to the others.

13.   No failure on the part of any party to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right.  The remedies herein provided are cumulative and not exclusive of any remedies provided by law.  The parties further agree that the holding by any court of competent jurisdiction that any remedy pursued by any party hereunder is unavailable or unenforceable shall not affect in any way the ability of such party to pursue any other remedy available to it.  In the event any provision of this
Agreement shall be held invalid or unenforceable by any court of competent jurisdiction, the parties hereto agree that such holding shall not invalidate or render unenforceable any other provision hereof.

14.   The parties hereto agree that irreparable damage would occur in the event any provision of this Agreement was not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or equity.

15.   The parties hereto agree that time is of the essence under this
Agreement.

16.   THE WARRANTY PROVIDER, THE CUSTODIAN, THE ADVISER AND THE TRUST ON
BEHALF OF THE FUND HEREBY IRREVOCABLY SUBMIT TO THE NON-EXCLUSIVE
JURISDICTION OF ANY NEW YORK STATE OR FEDERAL COURT SITTING IN THE BOROUGH OF
MANHATTAN IN THE CITY OF NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF
OR RELATING TO THIS AGREEMENT AND THE WARRANTY PROVIDER, THE CUSTODIAN, THE
ADVISER AND THE TRUST ON BEHALF OF THE FUND HEREBY IRREVOCABLY AGREE THAT ALL
CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN
SUCH NEW YORK STATE OR FEDERAL COURT.  THE WARRANTY PROVIDER, THE CUSTODIAN,
THE ADVISER AND THE TRUST ON BEHALF OF THE FUND HEREBY IRREVOCABLY WAIVE, TO
THE FULLEST EXTENT THAT THEY MAY LEGALLY DO SO, THE DEFENSE OF AN
INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING.  THE
WARRANTY PROVIDER, THE CUSTODIAN, THE ADVISER AND THE TRUST ON BEHALF OF THE
FUND AGREE THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE
CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT
OR IN ANY OTHER MANNER PROVIDED BY LAW.

THE WARRANTY PROVIDER, THE CUSTODIAN, THE ADVISER AND THE TRUST ON BEHALF OF
THE FUND HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHTS
THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON,
OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS AGREEMENT OR ANY COURSE
OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR
ACTIONS OF THE PARTIES HERETO.  EACH OF THE WARRANTY PROVIDER, THE CUSTODIAN,
THE ADVISER AND THE TRUST ON BEHALF OF THE FUND ACKNOWLEDGES AND AGREES THAT
IT HAS RECEIVED FULL AND SUFFICIENT CONSIDERATION FOR THIS PROVISION AND THAT
THIS PROVISION IS A MATERIAL INDUCEMENT FOR SUCH PARTIES ENTERING INTO THIS
AGREEMENT.

17.   Nothing in this Agreement, express or implied, shall or is intended to confer any rights upon any Person other than the parties hereto or their respective successors or assigns, including, without limitation, any shareholder of the Fund.

18.   The parties hereto shall, upon the request of the Adviser, the Fund, the Custodian or the Warranty Provider from time to time, execute, acknowledge and deliver, or cause to be executed, acknowledged and delivered, within a reasonable period following such request, such amendments or supplements hereto and such further instruments and take such further action as may be reasonably necessary to effectuate the intention, performance and provisions of this Agreement and the other Transaction Documents.

19.   This Agreement shall be governed by and construed in accordance with the laws of the State of New York (without giving effect to the principles of conflicts of laws rules thereof).

20.   The Warranty Provider and the Custodian understand and agree that the obligations of the Trust on behalf of the Fund under this Agreement are not binding upon any trustee of the Trust or shareholder of the Fund personally, but bind only the Fund's assets and property.  The Warranty Provider and the
Custodian represent that they have notice of the provisions of the
Declaration of Trust of the Trust disclaiming shareholder and trustee liability for acts or obligations of the Fund other than in the case of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of the office of such trustee.

21.   This Agreement may be executed in counterparts of the parties hereto, and each such counterpart shall be considered an original and all such counterparts shall constitute one and the same instrument.

      IN WITNESS WHEREOF, the parties hereto have executed this Agreement, all as of the day and year first above mentioned.

                                    OPPENHEIMERFUNDS, INC.

                                    By: /s/ Philip Witkower
                                    Name: Philip Witkower
                                    Title:   Senior Vice President

                                    OPPENHEIMER PRINCIPAL PROTECTED TRUST II
                                       on behalf of its series, OPPENHEIMER
                                       PRINCIPAL PROTECTED MAIN STREET FUND II

                                    By: /s/ Denis R. Molleur
                                    Name: Denis R. Molleur
                                    Title:   Assistant Secretary

                                    MERRILL LYNCH BANK USA

                                    By: /s/ Stephen Cohen
                                    Name: Stephen Cohen
                                    Title:   Managing Director

                                    J.P. MORGAN CHASE BANK

                                    By: /s/ Stephen Crowley
                                    Name: Stephen Crowley
                                    Title:   Vice President